UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 17, 2010

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 22, 2010, Genworth Financial, Inc. (the “Company”) completed a public offering of $400 million aggregate principal amount of the Company’s 7.20% Senior Notes due 2021 (the “Notes”). The Notes are governed by an Indenture, dated as of June 15, 2004 (the “Base Indenture”), as supplemented by Supplemental Indenture No. 7, dated as of November 22, 2010 (“Supplemental Indenture No. 7”), each between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (as so supplemented, the “Indenture”).

The Notes are unsecured and unsubordinated obligations of the Company and rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations. Interest on the Notes will be payable semiannually in arrears on February 15 and August 15 of each year beginning on February 15, 2011.

The Company may redeem all or a portion of the Notes at its option at any time or from time to time at a redemption price equal to the greater of:

•	100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date; and

•

the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 65 basis points, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

The net proceeds of this offering were approximately $396 million. The Company intends to use the net proceeds from this offering, together with cash on hand, to repay in full the outstanding borrowings under its two five-year revolving credit facilities. These credit facilities will remain available following the repayment and will expire in May and August of 2012.

The Notes were offered and sold by the Company pursuant to its registration statement on Form S-3 (File No. 333-161562) (the “Registration Statement”).

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which is filed as Exhibit 4.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 1, 2005, and to the full text of Supplemental Indenture No. 7, which is filed as Exhibit 4.1 hereto. Each of the foregoing documents is incorporated by reference herein.

Item 8.01. Other Events.

The Notes were issued pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of November 17, 2010, among the Company and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Company sold the Notes to the Underwriters at an issue price of 99.009% of the principal amount thereof, and the Underwriters offered the Notes to the public at a price of 99.659% of the principal amount thereof.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

In connection with the offering of the Notes, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes. Such opinion is incorporated by reference into the Registration Statement.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Number	Description

1.1	Underwriting Agreement, dated November 17, 2010, among Genworth Financial, Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Supplemental Indenture No. 7, dated as of November 22, 2010, between Genworth Financial, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

5.1	Opinion of Weil, Gotshal & Manges LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2010

GENWORTH FINANCIAL, INC.

By:	/s/ Patrick B. Kelleher
Patrick B. Kelleher
Senior Vice President – Chief Financial Officer

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